        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 25, 2000
                                                     REGISTRATION NO. __________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ___________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ___________________

                                    IMP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                              ___________________

           DELAWARE                            3674                        94-2722142
(State or Other Jurisdiction of     (Primary Standard Industrial        (I.R.S. Employer
Incorporation or Organization)       Classification Code Number)     Identification Number)

                             2830 NORTH FIRST STREET
                         SAN JOSE, CALIFORNIA 95143-2071
                                 (408) 432-9100
       (Address, Including Zip Code, and Telephone Number, Including Area
               Code, of Registrant's Principal Executive Offices)

                              ___________________

                                 IMP, INC. 1999
                                STOCK OPTION PLAN

                               ___________________

                                    IMP, INC.
                                STOCK OPTION PLAN

                               ___________________

                                  BRAD WHITNEY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             2830 NORTH FIRST STREET
                         SAN JOSE, CALIFORNIA 95143-2071
                                 (408) 432-9100
  (Name, Address Including Zip Code, and Telephone Number Including Area Code,
                              of Agent for Service)

                              ___________________

                                   COPIES TO:
                                 RICHARD S. GREY
                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                        OLD FEDERAL RESERVE BANK BUILDING
                               400 SANSOME STREET
                         SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 392-1122

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
             AT SUCH TIME OR TIMES AFTER THE EFFECTIVE DATE OF THIS
       REGISTRATION STATEMENT AS THE SELLING STOCKHOLDERS SHALL DETERMINE.

                              ___________________

                             Exhibit Index on Page 6
               (Calculation of Registration Fee on following page)

================================================================================

--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                                Proposed         Proposed
                                                                Maximum           Maximum
                                              Maximum           Offering         Aggregate       Amount of
                                           Amount to be        Price Per         Offering       Registration
 Title of Securities to be Registered      Registered(1)         Share             Price            Fee
------------------------------------------------------------------------------------------------------------
Common Stock issuable upon exercise
of options granted pursuant to the
IMP, Inc. 1999 Stock Option Plan
0.01 par value                            250,000 Shares       $4.25(2)(3)       $1,062,500       $280.50

Options to purchase Common Stock
(under the IMP, Inc. 1999 Stock
Option Plan)
0.01 par value                            250,000 Shares       $ n/a             $      n/a       $   n/a

Common Stock issuable upon exercise
of options granted pursuant to the
IMP, Inc. Stock Option Plan
0.01 par value                             50,000 Shares       $4.25(2)(3)       $  212,500       $ 56.10

Options to purchase Common Stock
(under the IMP, Inc. Stock Option
Plan)
0.01 par value                             50,000 Shares       $ n/a             $      n/a       $   n/a

             TOTAL                        300,000 Shares       $4.25             $1,275,000       $336.60
             -----

-----------------------
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(3) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq SmallCap Market on January 20, 2000.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 28, 1999 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

      (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

      (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-1 filed with the Commission under
Section 12 of the Exchange Act on May 13, 1987, as amended by Amendment No. 1 filed June 30, 1987 and including any additional amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4. DESCRIPTION OF SECURITIES. Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL. Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Registrant's Certificate of Incorporation reduces the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED. Not applicable.

Item 8. EXHIBITS.

        Exhibit
        Number
        -------
        5.1(a)      Opinion of Orrick, Herrington & Sutcliffe LLP

        5.1(b)      Opinion of Venture Law Group
        23.1(a)     Consent of Orrick, Herrington & Sutcliffe LLP
                    (included in Exhibit 5.1(a)).
        23.1(b)     Consent of Venture Law Group (included in Exhibit 5.1(b)).
        23.2        Consent of Independent Accountants.
        24.1        Powers of Attorney.
        99.1        IMP, Inc. Stock Option Plan
        99.2        IMP, Inc. 1999 Stock Option Plan

---------------

Item 9. UNDERTAKINGS.

      The undersigned Registrant hereby undertakes:

            (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            [Signature Pages Follow]

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant, IMP, Inc. a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 21st day of January, 2000.

                                        IMP, INC.


                                        By: /s/ Brad Whitney
                                            ------------------------------------
                                            Brad Whitney
                                            President, Chief Executive Officer
                                               and Director

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Zvi Grinfas and Brad Whitney, his or her attorney-in-fact and agent, with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-fact and agent, or his substitute, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            Signature                             Title                         Date
            ---------                             -----                         ----
/s/ Brad Whitney                   President, Chief Executive                January 21, 2000
-----------------------------        (Principal Executive Officer)
Brad Whitney

/s/ Zvi Grinfas                    Chief Financial Officer (Principal        January 21, 2000
-----------------------------        Accounting Officer) and Director
Zvi Grinfas

/s/ Subbarao Pinamaneni            Director                                  January 21, 2000
-----------------------------
Subbarao Pinamaneni

/s/ Bernard V. Vonderschmitt       Director                                  January 21, 2000
-----------------------------
Bernard V. Vonderschmitt

                                INDEX TO EXHIBITS


  Exhibit
  Number
  ------
  5.1(a)     Opinion of Orrick, Herrington & Sutcliffe LLP

  5.1(b)     Opinion of Venture Law Group

 23.1(a)     Consent of Orrick, Herrington & Sutcliffe LLP
             (included in Exhibit 5.1(a))

 23.1(b)     Consent of Venture Law Group (included in 5.1(b))

 23.2        Consent of Independent Accountants

 24.1        Powers of Attorney

 99.1        IMP, Inc. Stock Option Plan

 99.2        IMP, Inc. 1999 Stock Option Plan